Exhibit (10)(v)

MARKET VECTORS COMMODITY TRUST

MARKETING AGENT AGREEMENT

MARKETING AGENT AGREEMENT (the “Agreement”) made as of           , 2013, by and among Market Vectors Commodity Trust, a Delaware statutory trust (the “Trust”), with respect to each of its series listed in Schedule A, as it may be amended from time to time (each a “Fund”), Van Eck Absolute Return Advisers Corp, a Delaware corporation, as managing owner of the Trust (the “Managing Owner”) and Van Eck Securities Corporation, a Delaware corporation (the “Marketing Agent”). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed thereto in each Fund’s Prospectus (defined herein) included its Registration Statement (defined herein) (as detailed on Schedule A), as each may be amended from time to time.

W I T N E S S E T H:

WHEREAS, the Managing Owner, on behalf of the Trust and each Fund, as applicable, has filed with the Securities and Exchange Commission (the “SEC”) a registration statement and amendments thereto, including as part thereof a Prospectus, under the Securities Act of 1933, as amended (the “1933 Act”), the forms of which have heretofore been delivered to the Marketing Agent;

WHEREAS, as described in applicable Prospectus and the authorized participant agreements to be entered into by the Trust with respect to the Funds, the Managing Owner and certain broker-dealers from time to time (each such agreement, an “Authorized Participant Agreement”), common units of beneficial interest in and ownership of each of the Funds (the “Shares”) may be created or redeemed by an Authorized Participant in aggregations of a number of Shares specified in the applicable Fund’s Prospectus (each aggregation, a “Creation Basket” or “Redemption Basket,” respectively; and collectively, “Baskets”); and

WHEREAS, the Trust and the Managing Owner wish to employ the Marketing Agent in connection with the performance of the services listed in Schedule B and additional services as may be agreed to from time to time;

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1. Registration. The Managing Owner has furnished or will furnish, upon request, the Marketing Agent with copies of the Trust’s Amended and Restated Trust Agreement, Custody Agreement, Transfer Agency and Service Agreement, Services Agreement, each Fund’s current Prospectus and all forms relating to any plan, program or service offered by the Funds. The Managing Owner shall furnish, within a reasonable time period, to the Marketing Agent a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, the Managing Owner shall furnish promptly to the Marketing Agent any additional documents reasonably necessary or advisable to perform its functions hereunder. As used in this Agreement the terms “Registration Statement” and “Prospectus” shall mean any registration statement and prospectus (such meanings shall be equally applicable to both singular and plural forms of the terms) filed by the Managing Owner with the SEC on behalf of the Trust and any of the Funds and any amendments and supplements thereto that are filed with the SEC. For the avoidance of doubt, any references in this Agreement to any act of the Managing Owner shall also include any acts of the Managing Owner on behalf of the Trust and any of the Funds, as the context requires.

2. Representations and Warranties of the Managing Owner. The Managing Owner represents, warrants and covenants to the Marketing Agent the following:

(a) The Managing Owner has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

(b) The Managing Owner is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and

(c) This Agreement has been duly authorized, executed and delivered by the Managing Owner and constitutes a valid and binding obligation of the Managing Owner, enforceable against the Managing Owner in accordance with its terms.

3. Representations and Warranties of the Trust. The Managing Owner, on behalf of the Trust, represents, warrants and covenants to the Marketing Agent the following:

(a) The Trust has been duly organized and is validly existing as a statutory trust, organized in separate series, in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

(b) The Trust is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and

(c) This Agreement has been duly authorized, executed and delivered by the Trust and constitutes a valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms.

4. Representations and Warranties of the Marketing Agent. The Marketing Agent represents, warrants and covenants to the Trust and the Managing Owner the following:

(a) The Marketing Agent is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires; and has all other necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its activities as contemplated by this Agreement. The Marketing Agent will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Marketing Agent will comply with all applicable federal laws and regulations, including but not limited to, federal securities and commodities laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA, and is solely responsible for determining the application of any such laws or regulations in all cases at its own expense. The Marketing Agent will not directly or indirectly offer, sell or deliver Baskets in or from any state or jurisdiction where they may not lawfully be offered, sold and/or delivered;

(b) The Marketing Agent is in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to

Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”), and the regulations promulgated thereunder, if the Marketing Agent is subject to the requirements of the PATRIOT Act;

(c) The Marketing Agent (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority to conduct its business and has all requisite power and authority to execute and deliver this Agreement and (ii) is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and

(d) This Agreement has been duly authorized, executed and delivered by the Marketing Agent and constitutes a valid and binding obligation of the Marketing Agent, enforceable against the Marketing Agent in accordance with its terms.

5. Fees and Trust Expenses.

(a) In consideration of the services to be performed by the Marketing Agent hereunder as set forth on Schedule B attached hereto, as it may be amended from time to time, the Fund will pay the Marketing Agent for each Fund an annual fee in the amount of 0.10% of the Fund’s average daily net assets, plus the amount of any reimbursable expenses, subject to any limitation imposed by any law, rule or regulation applicable to any of the parties hereto; provided, however, that the Marketing Agent shall waive its fee under this subsection 5(a) and entitlement to reimbursement of expenses under subsection 5(b), below, to the same extent that the Fund’s routine operational, administrative and other expenses are waived or reimbursed by the Managing Owner in a given annual period.

(b) The Fund shall reimburse the Marketing Agent for any reasonable fees or disbursements incurred by the Marketing Agent in connection with the performance by the Marketing Agent of its duties under and pursuant to this Agreement including, but not limited to, the items identified as Out of Pocket Expenses in Schedule C of this Agreement. Further, unless otherwise agreed to by the parties hereto in writing, the Marketing Agent shall not be responsible for fees and expenses in connection with (a) filing of any Registration Statement, printing and the distribution of any Prospectus under the 1933 Act and amendments prepared for use in connection with the offering of shares for sale to the public, preparing, setting in type, printing and mailing the Prospectus, and any supplements thereto sent to shareholders of any Fund, (b) preparing, setting in type, printing and mailing any report, marketing materials or other communication to shareholders of any Fund, and (c) placing Trust advertisements in various periodicals.

(c) The payments to the Marketing Agent under subsections 5(a) and 5(b) above will not, in the aggregate, exceed 9.99% of the gross offering proceeds of each offering. The parties agree that Schedule C will be amended from time to time in the event that additional amounts of Shares are registered. The Marketing Agent will monitor compensation received in connection with the Funds to determine if the payments described hereunder with respect to any particular Fund must be limited in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

6. Indemnification of the Marketing Agent. The Trust, on behalf of each Fund and the Managing Owner, as applicable, agree to indemnify, defend and hold harmless the Marketing Agent, its partners, stockholders, members, directors, officers and employees of the foregoing, and the successors and assigns of all of the foregoing, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Marketing Agent or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

(a) any untrue statement of a material fact that is contained in a Fund’s Registration Statement or in a Fund’s Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except for any statements provided in writing, directly or indirectly by the Marketing Agent to the Managing Owner for inclusion in such Registration Statement or such Prospectus or any material omissions therefrom;

(b) any untrue statement of a material fact or breach by the Trust or the Managing Owner of any representation or warranty contained in this Agreement;

(c) the failure by the Trust or the Managing Owner to perform when and as required any agreement or covenant contained herein;

(d) any untrue statement of any material fact contained in any audio or visual materials provided by the Managing Owner or based upon written information furnished by or on behalf of the Managing Owner including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of a Fund;

(e) circumstances surrounding third party allegations in patent and contract disputes concerning intellectual property rights needed to operate a Fund as described in the “Risk Factors” sections of the Prospectus and the Registration Statement; and

(f) the Marketing Agent’s performance of its duties under this Agreement except for any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Marketing Agent. In no case is the indemnity of the Managing Owner or any of the Funds, as applicable, in favor of the Marketing Agent deemed to protect the Marketing Agent against any liability to the Trust, the Funds or the Managing Owner to which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

7. Indemnification of the Managing Owner, the Trust and Each Fund. The Marketing Agent agrees to indemnify, defend and hold harmless the Trust, each of the Funds and the Managing Owner, their respective partners, shareholders, directors, officers and employees of the foregoing, and the controlling persons of all of the foregoing, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Trust, any of the Funds or Managing Owner, as applicable, may incur under the 1933 Act, the 1934 Act, the Rules and Regulations of the CFTC, the NFA, FINRA, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement of a material fact contained in and in conformity with information furnished in writing, directly or indirectly through the Managing Owner, by or on behalf of the Marketing Agent to the Managing Owner expressly for use in a Registration Statement (or in such Registration Statement as amended or supplemented by any post-effective amendment thereof) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

The Marketing Agent will also indemnify the Trust, the Funds and the Managing Owner as stated above insofar as such loss, damage, expense, liability or claim arises out of or is based upon the Marketing Agent’s gross negligence or willful misconduct in the performance or non-performance of its duties under this Agreement, except in the case of any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Trust or Managing Owner. In no case is the indemnity of the Marketing Agent in favor of the Trust, the Funds and the Managing

Owner, as applicable, to be deemed to protect the Trust, the Funds and Managing Owner, as applicable, against any liability to the Marketing Agent to which the Trust, the Funds or Managing Owner, as applicable, would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of the Trust’s or Managing Owner’s obligations and duties, respectively, under this Agreement.

8. Term. This Agreement shall become effective as of the date of the effectiveness of the Registration Statement of any Fund, and shall continue until two years from such date (the “Initial Term”) and thereafter shall continue automatically for successive twelve month periods, provided that such continuance is specifically approved at least annually by the Managing Owner. Any party to this Agreement may elect to terminate this Agreement at any time without penalty on sixty (60) days’ prior written notice to the other parties.

Notwithstanding the foregoing, this Agreement may be terminated by any party at any time upon written notice to the other parties if (a) the Trust is terminated, (b) any other party becomes insolvent or bankruptcy or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or (c) any other party willfully and materially breaches its obligations under this Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of sixty (60) days after written notice by the non-breaching party to the breach party of such breach. For the avoidance of doubt, the termination of any Fund shall not provide any party with any rights to terminate this Agreement pursuant to this paragraph.

Upon the termination of this Agreement, the Marketing Agent, at the Trust’s expense and at the Managing Owner’s direction, shall transfer to such successor, as the Managing Owner shall specify, all relevant books, records and other data established or maintained by the Marketing Agent under this Agreement.

9. Notice. Any notice required or permitted to be given by any party to the other shall be deemed sufficient if sent in writing to: (i) Van Eck Securities Corporation, 335 Madison Avenue, New York, New York 10017, and (ii) Van Eck Absolute Return Advisers Corp., 335 Madison Avenue New York, New York 10017.

10. Confidential Information. The Marketing Agent, its officers, directors, employees and agents will treat confidentially and as proprietary information of the Managing Owner, the Trust and the Funds, all records and other information relative to the Managing Owner, the Trust and the Funds. If the Marketing Agent is requested or required by, but not limited to, depositions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or other action, proceeding or process or as otherwise required by law, statute, regulation, writ, decree or the like to disclose such information, the Marketing Agent will provide the Managing Owner with prompt written notice of any such request or requirement so that the Managing Owner may seek an appropriate protective order or other appropriate remedy and/or waive compliance with this provision. If such order or other remedy is not sought, or obtained, or waiver not received within a reasonable period following such notice, then the Marketing Agent may without liability hereunder, disclose to the person, entity or agency requesting or requiring the information, that portion of the information that is legally required in the reasonable opinion of the Marketing Agent’s counsel.

11. Miscellaneous. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

(a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by, construed, interpreted, and enforced in accordance with, the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(b) Each party irrevocably consents and agrees, for the benefit of the other parties, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each party irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity and immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby or thereby which is instituted in any court of the State of New York. The provisions of this Section 13(b) shall survive any termination of this Agreement, in whole or in part.

(c) This Agreement (including any schedules attached hereto) contains all of the agreements among the parties hereto and thereto with respect to the transactions contemplated hereby and thereby and supersedes all prior agreements or understandings, whether written or oral, among the parties with respect thereto.

(d) All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall not be assigned by any party without the prior written consent of the other parties and any assignment without such consent shall be null and void.

(e) The section headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(f) This Agreement may not be changed, waived, discharged or amended, modified or supplemented except by written instrument that shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or amendment, modification or supplement is sought; provided, however, Schedule C to this Agreement may be unilaterally amended and replaced by the Managing Owner at its discretion provided a copy of such revised Schedule C is provided to the Marketing Agent.

(g) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

(h) None of the parties will be liable to any other party for any delay or failure to perform its obligations under this Agreement if such delay or failure arises from or is due to any cause or causes beyond the reasonable control of the party affected which impedes, delays or aggravates any obligation under this Agreement, including, without limitation, acts of God, acts of any governmental entity, labor disturbances, act of terrorism or act of public enemy due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection, severe or adverse weather conditions, power failure or computer or communications line failure.

(i) Nothing in this Agreement is intended to, or will be construed to constitute the Managing Owner, the Trust or any of the Funds, on the one hand, and the Marketing Agent, on the other hand, as partners or joint venturers; it being intended that the relationship between them will at all times be that of independent contractors.

(j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(k) The parties hereto desire that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(l) This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

(m) The Managing Owner shall provide all information to the Marketing Agent necessary for the Marketing Agent to perform its obligations under applicable securities laws and regulations as they relate to the transactions contemplated in this Agreement.

(n) As used herein, a “Business Day” means any day other than a day when the NYSE Arca or a Futures Exchange (each as defined in the applicable Fund’s Prospectus) is closed for regular trading.

12. Limitation of Liability.

(a) The Marketing Agent agrees and consents (the “Consent”) to look solely to the property and cash (the “Fund Assets”) of the particular Fund in controversy for payment in respect of any claim against or obligation of such Fund. In furtherance of the Consent, the Marketing Agent agrees that any debts, liabilities, obligations and expenses (collectively, “Claims”) against a Fund incurred, contracted for or otherwise existing shall only be asserted and enforceable against a particular Fund and the Fund Assets of such Fund and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Fund, the Trust generally or any of their respective assets.

(b) Obligations of the Trust or any Fund entered into in the name or on behalf thereof by the Managing Owner, members managers, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Managing Owner, members, managers, or officers, representatives or agents personally, but bind only the property of a particular Fund party to said obligation, and all persons dealing with such Fund must look solely to that Fund’s property for the enforcement of any claims against that Fund.

[signatures to follow]

IN WITNESS WHEREOF, each of the undersigned has executed this instrument in its name and behalf as of the date and year first above written.

Market Vectors Commodity Trust

By: Van Eck Absolute Return Advisers Corp., as managing owner

Name:
Title:

Van Eck Absolute Return Advisers Corp.

Name:
Title:

Van Eck Securities Corporation

Name:
Title:

Schedule A
(as of April 15, 2013):

List of Funds, Registration Statements and Prospectuses

Fund Name	Registration Number and Date of Most Recent Registration Statement Filing	Prospectus
Market Vectors Low Volatility Commodity ETF	333-179435; S-1/A filed April 15, 2013	Contained in S-1/A filed April 15, 2013
Market Vectors Long/Short Commodity ETF	333-179432; S-1/A filed April 15, 2013	Contained in S-1/A filed April 15, 2013

Schedule B:

Marketing Agent Services

•	Market the Funds on an ongoing basis and develop FINRA-compliant marketing campaigns, as described below.

o	Pre-Launch

▪	Develop the Funds’ marketing plan.

▪	Develop the content and information to be used on the Funds’ website.

o	Post-Launch

▪	Market the Funds on an ongoing basis.

▪	Subject to necessary regulatory approvals and compliance with all applicable legal and regulatory requirements:

•	include the Trust in the ETF family-based marketing and advertising of the Marketing Agent;

•	in good faith, and subject to existing market conditions, use commercially-reasonable efforts to market the Funds (with due regard to the Marketing Agent’s efforts with respect to other comparably sized and revenue generating ETFs marketed by the Marketing Agent);

•	create and maintain a website for the Funds; and

•	ensure that the ETF road shows or presentations of the Marketing Agent include the Funds at least as prominently as other comparably-sized and revenue generating ETFs or future commodity-linked products marketed by the Marketing Agent.

•	Review marketing-related legal documents and contracts.

•	Consult with Managing Owner’s legal counsel on marketing materials to ensure compliance with applicable FINRA and SEC rules.

•	Review and file applicable marketing materials with FINRA.

•	Maintenance, reproduction and storage of applicable books and records related to the services provided under this Agreement.

•	Provide electronic mail and telephone service for information inquiries.

•	Receive calls from and communicate with Authorized Participants and the Transfer Agent in connection with creations and redemptions of Shares.

•	Assist the Managing Owner with respect to the negotiation, execution and/or performance of Authorized Participant Agreements

•	Provide other services as agreed between the Marketing Agent and the Managing Owner.

Schedule C:

Out-of-Pocket Expense

FINRA Advertising Submittal Fees

Normal ADI Review, FINRA Filing not Required	N/A

Normal ADI Review, FINRA Filing Required	Per Filing up to 10 pages ($10/page thereafter)

Expedited ADI Review, FINRA Filing not Required	Per Piece (no minimum pages)

Expedited ADI Review, FINRA Pre-Filing Required	Per Filing up to 10 pages ($25/page thereafter)

FINRA Rule 2310 Filing Fees	Per Filing